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                                                                    EXHIBIT 10.2


                                 RENEWAL OF THE
                              EMPLOYMENT AGREEMENT
                              OF CARYL P. SHEPHERD

         THIS RENEWAL of that certain Employment Agreement ("Original Agreement"), made effective as of February 1, 2002, by and between Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), and Caryl P. Shepherd ("You" or "Your", and together with the Company, collectively referred to as the "Parties") is made effective as of the 1st day of February, 2003 between the Parties.

                              W I T N E S S E T H:

         WHEREAS, the Parties each desire to renew the Original Agreement, as set forth herein;

         NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties hereto, the Parties, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

         2. Renewal and Term of Employment. This Renewal shall serve as a written renewal of the Original Agreement as required by Section 3 of that Original Agreement in order to extend the term of Your employment. You shall continue to serve as Chief Accounting Officer, Controller and a Vice President of the Company and have those duties set forth in Section 1 of the Original Agreement until December 31, 2003 (such additional term to be referred to as a "Renewal Term" which shall be included in the definition of "Employment Period" for the purposes of the Original Agreement), subject to the terms and conditions regarding termination or expiration as described in the Original Agreement.

         3. Waiver and Acknowledgement. As additional consideration for this Renewal, you hereby agree and acknowledge that the provisions of Section 2(C) of the Original Agreement are deleted and deemed void ab initio. You release any and all rights you had, now have or shall in the future have pursuant to the terms of such Section 2(C) and agree that the Company is under no obligation with respect to the matters described herein.

         4. Choice of Law. This Renewal will be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

         5. Remaining Provisions. All other terms and conditions of the Original Agreement not modified by this Renewal shall remain as originally set forth in the Original Agreement.

         6. Counterparts. This Renewal may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.


                       SIGNATURES BEGIN ON THE NEXT PAGE.
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         IN WITNESS WHEREOF, the parties hereto have executed this Renewal as of the date first set forth herein above.

                             GLOBAL PREFERRED HOLDINGS, INC.


                             By: /s/ Edward F. McKernan
                                -----------------------------------------
                                  Edward F. McKernan
                                  Chief Executive Officer



                             /s/ Caryl P. Shepherd
                             --------------------------------------------
                             Caryl P. Shepherd